UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 20, 2006
Date of Report (Date of earliest event reported)
IDS Managed Futures II, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-17443	06-1207252

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

30 South Wacker Drive, Suite 1603		60606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(312) 456-6462

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Refco Commodity Management, Inc. (“RCMI”), a co-general partner of IDS Managed Futures II, L.P. (the “Registrant”) filed a voluntary petition (the “RCMI Bankruptcy Petition”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on October 16, 2006 (the “RCMI Petition Date”), for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). RCMI’s chapter 11 bankruptcy case has been assigned Case No. 06-12436 (RDD). RCMI acts as a co-general partner to the Registrant, together with IDS Futures Corporation (“IDS Futures”).
     Refco Inc. (“Refco”), the ultimate parent of RCMI, and certain of its other affiliates (collectively, the “Initial Debtors”), commenced voluntary bankruptcy cases on October 17, 2005 (the “Initial Petition Date”) in the Bankruptcy Court. On June 5, 2006 (the “Subsequent Petition Date”), additional affiliates of Refco (the “Subsequent Debtors” and, together with the Initial Debtors, the “Prior Debtors”) commenced voluntary bankruptcy cases in the Bankruptcy Court. RCMI did not seek bankruptcy protection on either of the Initial Petition Date or the Subsequent Petition Date, and continues to act as a co-general partner of the Registrant. Shortly after initiating their bankruptcy cases, the Initial Debtors sold their regulated commodities futures merchant business to Man Financial Inc. The sale did not include the assets of RCMI. However, on the RCMI Petition Date, contemporaneously with the filing of the RCMI Bankruptcy Petition, RCMI filed, among other motions or papers, a motion requesting that the Bankruptcy Court administratively consolidate for procedural purposes only and jointly administer RCMI’s chapter 11 case with the Prior Debtors’ chapter 11 cases.
     The RCMI Bankruptcy Petition constitutes a notice of withdrawal as a co-general partner under the provisions of Registrant’s limited partnership agreement, and shall leave IDS Futures as the sole general partner of Registrant, until and unless RCMI is replaced as a general partner. On September 27, 2006, IDS Futures filed an application (the “IDS Application”) with the Delaware Court of Chancery (the “Delaware Court”) seeking an order to dissolve the Registrant and requesting related relief, asserting that, with substantial assets tied up in the Initial Debtors’ bankruptcy cases, the remaining assets of the Registrant are insufficient to warrant the replacement of RCMI as a general partner and that in any case the Registrant is scheduled to terminate by the terms of its limited partnership agreement on December 31, 2007. The Registrant’s limited partnership agreement does not contemplate a process for winding down the activities of the Registrant given the circumstances caused by the Initial Debtors’ bankruptcy cases. Therefore, the IDS Application seeks an order for direction from the Delaware Court to dissolve the Registrant and to distribute its assets for the benefit of the Registrant’s partners.
     IDS Futures contemplates that if the IDS Application is granted and the requisite court order is received, IDS Futures will continue to act as a general partner of the Registrant solely to dissolve the Registrant and distribute the proceeds from such dissolution as provided in the Registrant’s limited partnership agreement, and as described in the IDS Application, including any proceeds received from the Initial Debtors’ bankruptcy cases or any other claims. On the other hand, the IDS Application additionally provides that if the requisite court order is not received, IDS Futures will withdraw as a general partner of the Registrant effective as of December 31, 2006. In the event the latter occurs, by the IDS Application, IDS Futures seeks alternative relief from the Delaware Court for the appointment of a qualified, independent liquidating trustee. IDS Futures anticipates that the Delaware Court will schedule a hearing on the IDS Application for a date in early December 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS MANAGED FUTURES II, L.P.

	By:	Refco Commodity Management, Inc.

its co-General Partner

Date: October 20, 2006		By:	/s/ Robert Shapiro

Name: Robert Shapiro Title: President